EXECUTION COPY
M FUND, INC.

PARTICIPATION AGREEMENT
With
INSURANCE COMPANY

This Agreement dated as of the [1] day of [May], 2007 is made by and among Nationwide Financial Services, Inc., a Delaware corporation, on behalf of its wholly-owned subsidiary life insurance companies (each a “Subsidiary”) listed on Exhibit A (collectively, “Nationwide”) and the Nationwide separate accounts set forth on Schedule 1  ("Accounts"), M Fund, Inc., a Maryland corporation (the "Fund"), and M Financial Investment Advisers, Inc., a Colorado corporation (the "Adviser"), to the mutual funds listed on Schedule 3.

RECITALS

WHEREAS, Nationwide is engaged in developing and offering variable annuity and variable life insurance products through its Accounts; and

WHEREAS, the Fund is a series-type mutual fund offering shares of beneficial interest (the "Fund shares") consisting of one or more series ("Series") of shares ("Series shares"), each such Series share representing an interest in a particular managed portfolio of securities and other assets; and

WHEREAS, Nationwide also provides administrative and/or recordkeeping services for the Contracts (as defined in Article 1) and in all other respects provides operational support in connection with the offering and maintenance of the Contracts; and

WHEREAS, Nationwide and the Fund mutually desire the inclusion of the Series as investment options in the Contracts; and

WHEREAS, the Contracts allow for the allocation of net amounts received by Nationwide and the Accounts to the Fund for investment in shares of the Funds; and

WHEREAS, selection of investment options is made by Contract Owners who may reallocate their investments among the investment options in accordance with the terms of the Contracts; and

WHEREAS, the Fund was established for the purpose of serving as an investment vehicle for insurance company separate accounts supporting variable annuity contracts and variable life insurance policies to be offered by insurance companies; and

WHEREAS, Nationwide desires that the Fund serve as an investment vehicle for certain separate account(s) of Nationwide; and

WHEREAS, the Adviser is duly registered as an investment adviser pursuant to the Investment Advisers Act of 1940.

NOW, THEREFORE, in consideration of their mutual promises, the Fund, the Adviser, and Nationwide agree as follows:

ARTICLE I.  Additional Definitions

1.1.  "Account" --  each separate account of Nationwide described more specifically in Schedule 1 to this Agreement (as may be amended from time to time).

1.2.  "Business Day" -- any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value as set forth in the Fund’s most recent prospectus and Statement of Additional Information.

1.3.  "Code" -- the Internal Revenue Code of 1986, as amended.

1.4.  "Contracts" -- the class or classes of variable annuity contracts and variable life insurance policies issued by Nationwide and described more specifically on Schedule 2 to this Agreement (as may be amended from time to time).

1.5.  "Contract Owners" -- the owners of the Contracts, as distinguished from all Product Owners.

1.6.  "NASD" -- National Association of Securities Dealers, Inc.

1.7.  "Participating Account" -- a separate account investing all or a portion of its assets in the Fund, including the Account.

1.8.  "Participating Insurance Company" -- any insurance company investing in the Fund on its behalf or on behalf of a Participating Account, including Nationwide.

1.9.  "Products" -- variable annuity contracts and variable life insurance policies supported by Participating Accounts investing assets attributable thereto in the Fund, including the Contracts.

1.10.  "Product Owners" -- owners of Products, including Contract Owners.

1.11.  "Prospectus" -- with respect to the Fund shares or a class of Contracts, each version of the definitive prospectus therefor or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act.  With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference thereto shall be deemed to be to the version last so filed prior to the taking of such action.  For purposes of Section 4.7 and Article VIII, the term "Prospectus" shall include any statement of additional information incorporated therein.

1.12.  "Registration Statement" -- with respect to the Fund shares or a class of Contracts, the registration statement filed with the SEC to register the securities issued thereby under the 1933 Act, or the most recently filed amendment thereto, in either case in the form in which it was declared or became effective.  The Contracts Registration Statement (if any) is described more specifically on Schedule 2 to this Agreement.  The Fund Registration Statement was filed on Form N-1A (File No. 33-95472).

1.13.  "1940 Act Registration Statement" -- with respect to the Fund or the Account, the registration statement filed with the SEC to register such person as an investment company under the 1940 Act, or the most recently filed amendment thereto.  The Account 1940 Act Registration Statement (if any) is described more specifically on Schedule 2 to this Agreement.  The Fund 1940 Act Registration Statement was filed on Form N-1A (File No. 811-9082).

1.14.  "Statement of Additional Information" -- with respect to the Fund or a class of Contracts, each version of the definitive statement of additional information or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act.
1.15.  "SEC" -- the Securities and Exchange Commission.

1.16.  "1933 Act" -- the Securities Act of 1933, as amended.

1.17.  "1940 Act" -- the Investment Company Act of 1940, as amended.

ARTICLE II.  Sale of Fund Shares

2.1.  The Fund shall make shares of those Series listed on Schedule 3 to this Agreement available for purchase by Nationwide on its own behalf or on behalf of the Account, such purchases to be effected at net asset value in accordance with Section 2.3 of this Agreement.  Notwithstanding the foregoing, (i) Fund Series in existence now or that may be established in the future and not listed on Schedule 3 will be made available to Nationwide only as the Adviser may so provide, and (ii) the Board of Directors of the Fund (the "Fund Board") may suspend or terminate the offering of Fund shares of any Series or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Fund Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary or in the best interests of the shareholders of any Series (it being understood that "shareholders" for this purpose shall mean Product Owners).

2.2.  The Fund shall redeem, at Nationwide's request, any full or fractional shares of the Fund held by Nationwide on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 2.3 of this Agreement.  Notwithstanding the foregoing, the Fund may delay redemption of Fund shares of any Series to the extent permitted by the 1940 Act or any rules, regulations or orders thereunder.

2.3.  Purchase and Redemption Procedures   Subject to the terms and conditions of this Agreement, the Fund hereby appoints Nationwide, and Nationwide agrees to act, as a limited agent of the Fund for the sole purpose of receiving purchase and redemption instructions for shares of the Fund based on allocations of amounts to the Account or subaccounts thereof by duly authorized parties under the Contracts and other transactions arising out of the Contracts prior to the close of regular trading each Business Day.  Except as particularly stated in this paragraph, Nationwide shall have no authority to act on behalf of the Fund or to incur any cost or liability on its behalf.  Both parties agree to follow any written guidelines or standards relating to the sale or distribution of the shares as may be provided in the provisions outlined in Exhibit B, as well as to follow any applicable federal and/or state securities laws, rules or regulations.   Any purchase or redemption requests for Fund shares that do not result directly from transactions relating to the Contracts or the Account shall be effected at the net asset value per share next determined after the Fund's receipt of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund Prospectus.

2.4.  Neither the Fund, any Series, the Adviser, nor any of their affiliates shall be liable for any information provided to Nationwide pursuant to this Agreement to the extent such information is based on incorrect information supplied by Nationwide to the Fund or the Adviser.

2.5.   Nationwide, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Series shares in the form of additional shares of that Series.  Nationwide reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and distributions in cash.  The Fund shall notify Nationwide promptly of the number of Series shares so issued as payment of such dividends and distributions.

2.6.  Issuance and transfer of Fund shares shall be by book entry only.  Stock certificates will not be issued to Nationwide or the Account.  Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

2.7.  (a)  Nationwide may withdraw the Account's investment in the Fund or a Series of the Fund only:  (i) as necessary to facilitate Contract Owner requests; (ii) upon a determination by a majority of the Fund Board, or a majority of disinterested Fund Board members, that an irreconcilable material conflict exists among (x) the interests of all Product Owners or (y) the interests of the Participating Insurance Companies investing in the Fund; (iii) upon requisite vote of the Contract Owners having an interest in the affected Series; (iv) as required by state and/or federal laws or regulations or judicial or other legal precedent of general implication; (v) upon sixty (60) days advance written notice; (vi) from a Series, upon a change in the Portfolio Manager for that Series; or (vii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act.

         (b)  Nationwide shall not, without the prior written consent of the Adviser (unless otherwise required by applicable law), solicit, induce or encourage Contract Owners to change or modify the Fund or change the Fund's investment adviser.

2.8.  The Fund shall sell Fund shares only to Participating Insurance Companies and their separate accounts and to persons or plans ("Qualified Persons") that qualify to purchase and hold shares of the Fund under Section 817(h) of the Code.  The Fund shall not sell Fund shares to any insurance company, separate account or Qualified Person unless an agreement containing provisions substantially similar to Articles II, V, and VII of this Agreement is in effect to govern such sales (to the extent required in order to comply with the "Exemptive Order" referred to in Section 7.1 below).

ARTICLE III.  Representations and Warranties

3.1.  Nationwide Financial Services, Inc. represents and warrants that: (i) it is a holding company duly organized and in good standing under applicable state law ; (ii) each of  the Subsidiaries are duly organized, duly existing and in good standing under laws of the state set forth on Exhibit A for such Subsidiary; (iii) each Account is (or will be prior to the purchase by Nationwide of Fund shares for the Account) a validly existing separate account, duly established and maintained by the applicable Subsidiary in accordance with applicable law; (iv) each Account is or will be registered and maintained as a unit investment trust in accordance with the provisions of the Investment Company Act of 1940 ("1940 Act") or other applicable law, unless exempt from registration based on Section 3(c) 1 or 3(c) 7 of the 1940 Act, or any other applicable exemption, (v) the Contracts will be issued in compliance in all material respects with all applicable federal and state laws; (vi) the Contracts currently are and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code, and Nationwide will promptly notify the Fund upon having a reasonable basis for believing that such annuity contracts or life insurance policies have ceased to be so treated or that they might not be so treated in the future; (vii) Nationwide and the Account qualify (or will qualify prior to the purchase by Nationwide of Fund shares for the Account) to purchase and hold shares of the Fund under Section 817(h) of the Code; (viii) all of the outstanding capital stock of Nationwide Life Insurance Company ("NLIC") and Nationwide Life Insurance Company of America ("NLICA") is wholly-owned by Nationwide Financial Services, Inc.; (ix)  all of the outstanding capital stock of Nationwide Life and Annuity Insurance Company is wholly owned by NLIC; and (x) all of the capital stock of Nationwide Life and Annuity Company of America is wholly owned by NLICA.

3.2.  The Fund represents and warrants that:  (i) the Fund is a corporation duly organized, validly existing and in good standing under Maryland law; (ii) the Fund's 1940 Act Registration Statement has been filed with the SEC in accordance with the provisions of the 1940 Act and the Fund is and shall remain duly registered as an open-end management investment company thereunder; (iii) the Fund Registration Statement has been declared effective by the SEC (or will be declared effective before the sale by the Fund of its shares pursuant to this Agreement); (iv) Fund shares sold pursuant to this Agreement have been duly authorized for issuance in accordance with applicable law; (v) the Fund currently qualifies, and will make commercially reasonable efforts to remain qualified, as a "regulated investment company" under Subchapter M of the Code and is and shall remain in compliance with Section 817(h) of the Code (including applicable Treasury Regulations).  The Fund will notify Nationwide promptly upon having a reasonable basis for believing any Series has ceased to comply or may not comply in the future with Subchapter M of the Code or  Section 817 of the Code.  The Fund shall make commercially reasonable efforts to remedy any failure to comply with Section 817(h) within the time frame set forth by Section 817(h); (vi) the Fund's investment policies are in material compliance with any investment restrictions set forth on Schedule 4 to this Agreement; and (vii) the Fund does and will comply in all material respects with the 1940 Act.  The Fund, however, makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) otherwise complies with the insurance laws or regulations of any state; (viii) only if required by federal or state law, rule or regulation, the Fund will register and qualify its Shares in such states as such registration and qualification is required, and will promptly notify Nationwide if any shares required to be so registered are not.

3.3.  The Adviser represents and warrants that it is and will remain duly registered in all material respects as an investment adviser under all applicable federal and state securities laws, and shall perform its obligations hereunder in compliance in all material respects with any such applicable state and federal laws.  The Adviser represents that it will manage the Fund consistent with the Fund's investment objectives, policies, and restrictions.

3.4.  Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

3.5.  The Fund represents and warrants that all of its directors, officers, and employees dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

3.6.  Nationwide represents and warrants that all of its directors, officers, and employees dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than the minimal coverage as required currently by entities subject to the requirements of Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE IV.  Filings, Information and Expenses

4.1.  The Fund shall amend the Fund Registration Statement and the Fund's 1940 Act Registration Statement from time to time as required in order to effect the continuous offering of Fund shares and to maintain the Fund's registration under the 1940 Act for so long as Fund shares are sold.  The Fund shall file, register, qualify and obtain approval of the Fund shares for sale under state securities laws to the extent deemed advisable by the Adviser.

4.2.  Unless other arrangements are made, the Fund shall promptly provide Nationwide with:  (i) a copy, in camera-ready form or otherwise suitable for printing or duplication, of each Fund Prospectus and any supplement thereto and each Fund Statement of Additional Information and any supplement thereto; and (ii) copies of the Fund's proxy materials, reports to shareholders, and other communications to shareholders in such quantity as Nationwide shall reasonably require for distributing to Contract Owners.

4.3  Within five (5) Business Days after the end of each calendar month, the Fund shall provide or shall arrange to have provided to Nationwide, or its designee, a monthly statement of account, which shall confirm all transactions made during that particular month.

4.4.  Nationwide shall amend the Contracts' Registration Statement (if any) and the Accounts' 1940 Act Registration Statement (if any) from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law.  Nationwide shall file, register, qualify and obtain approval of the Contracts for sale to the extent required by applicable insurance and securities laws of the various states.

4.5.  Nationwide shall inform the Fund of any investment restrictions imposed by state insurance law that may become applicable to the Fund from time to time as a result of the Account's investment therein (including, but not limited to, restrictions with respect to fees and expenses and investment policies), other than those set forth on Schedule 4 to this Agreement.  Upon receipt of such information from Nationwide, the Fund shall determine whether it is in the best interests of shareholders to comply with any such restrictions.  If the Fund determines that it is not in the best interests of shareholders (it being understood that "shareholders" for this purpose shall mean Product Owners), the Fund shall so inform Nationwide, and the Fund and Nationwide shall discuss alternative accommodations in the circumstances.  If the Fund determines that it is in the best interests of shareholders to comply with such restrictions, the Fund and Nationwide shall amend Schedule 4 to this Agreement to reflect such restrictions.

4.6.  Nationwide shall provide Contracts, Contracts and Fund Prospectuses, Contracts and Fund Statements of Additional Information, reports, solicitations for voting instructions including any related Fund proxy solicitation materials, and all amendments or supplements to any of the foregoing, to Contract Owners and prospective Contract Owners, all in accordance with the federal and any applicable state securities laws.

4.7.  All expenses incident to each party's performance under this Agreement (including expenses expressly assumed by such party pursuant to this Agreement) shall be paid by such party to the extent permitted by law.

(a) Expenses assumed by the Fund include, but are not limited to, the costs of:  (i) registration and qualification of the Fund shares under the federal securities laws; (ii) preparation and filing with the SEC of the Fund Prospectus, Fund Registration Statement, Fund proxy materials and shareholder reports, and preparation of a camera-ready copy thereof; (iii) preparation of all statements and notices required by any federal or state securities law; (iv) printing and mailing to Contract Owners of all proxy materials and reports required to be provided by the Fund to its shareholders; (v) all taxes on the issuance or transfer of Fund shares; and (vi) any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act.  The Fund otherwise shall pay no fee or other compensation to Nationwide under this Agreement, unless the parties otherwise agree, except that if the Fund or any Series adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then payments may be made to Nationwide in accordance with such plan.  The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or in contravention of such rule, although it may make payments pursuant to Rule 12b-1 in the future.  To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a Board of Directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

(b) For Nationwide’s annual mailing to Contract Owners of Contract prospectuses and Fund prospectuses and its mailing of semi-annual and annual reports, the Fund will provide updated Fund prospectuses and semi-annual and annual reports for mailing to Contract Owners, or if a combined printing is done by Nationwide, the Fund will pay the lesser of:  (i) the cost to print individual Fund prospectuses and semi-annual and annual reports; or (ii) the Fund's portion of the total printing costs if Nationwide does not use individual prospectuses and semi-annual and annual reports, but reprints such documents in another format; or (iii) the Fund’s portion of the total reproduction costs if Nationwide does not use individual printed prospectuses and semi-annual and annual reports, but reproduces such documents in another allowable and appropriate medium (i.e. CD Rom or computer diskette) which is mutually agreed upon by both Nationwide and the Fund and subject to reasonable costs.

(c) Expenses assumed by Nationwide include, but are not limited to, the costs of: (i) registration and qualification of the Contracts under the federal and any applicable state securities and/or insurance laws; (ii) preparation and filing with the SEC of the Contracts Prospectus and Contracts Registration Statement unless otherwise exempt; and (iii) preparation and dissemination of all statements and notices to Contract Owners required by any federal or state insurance law other than those paid for by the Fund.

4.8.  Any piece of advertising or sales literature or other promotional material in which the Fund is named and which will be used by Nationwide shall be furnished by Nationwide to the Fund not less than 15 days prior to its use.  No such material shall be used if the Fund or its designee objects to such use within fifteen days after receipt of such material, provided that it may be used earlier than the end of such 15 day period if the Fund or its designee consents in writing to its use.  The Fund may delegate its rights and responsibilities under this provision to the Adviser.

4.9.  Any piece of advertising or sales literature or other promotional material in which Nationwide or the Account is named and which will be used by the Fund or the Adviser shall be furnished by the Fund or the Adviser, as applicable, to Nationwide not less than 15 days prior to its use.  No such material shall be used if Nationwide or its designee objects to such use within 15 days after receipt of such material, provided that it may be used earlier than the end of such 15 day period if Nationwide or its designee consents in writing to its use.

4.10.  Nationwide shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund to the public (including current and prospective Contract Owners) in connection with the sale of the Contracts other than the information or representations contained in the Fund Registration Statement or Fund Prospectus (as such Registration Statement or Prospectus may be amended or supplemented from time to time) or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved in accordance with Section 4.8 of this Agreement, except with the prior written consent of the Fund.

4.11.  The Fund and the Adviser shall not give any information or make any representations on behalf of Nationwide or concerning Nationwide, the Account or the Contracts other than the information or representations contained in the Contracts Registration Statement or Contracts Prospectus (as such Registration Statement or Prospectus may be amended or supplemented from time to time) or in published reports of the Account which are in the public domain or approved in writing by Nationwide for distribution to Contract Owners, or in sales literature or other promotional material approved in accordance with Section 4.9 of this Agreement except with the prior written consent of Nationwide.

4.12.  The Fund and Nationwide shall provide to the other upon request at least one complete copy of all Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations of voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Fund, the Contracts or the Account, as the case may be, promptly after the filing by or on behalf of such party of such document with the SEC or other regulatory authorities.

4.13.  Each party shall provide to the other upon request copies of draft versions of any Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, to the extent that the other party reasonably needs such information for purposes of preparing a report or other filing to be filed with or submitted to a regulatory agency.  If a party requests any such information before it has been filed, the other party will provide the requested information if then available and in the version then available at the time of such request.

4.14.  Each party hereto shall cooperate with the other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.  However, such access shall not extend to attorney-client privileged information.

4.15.  Nationwide reserves the right to modify any of the Contracts in any respect whatsoever.  Nationwide reserves the right in its sole discretion to suspend the sale of any of the Contracts, in whole or in part, or to accept or reject any application for the sale of a Contract.  Nationwide agrees to notify the Fund and the Adviser promptly upon the occurrence of any event Nationwide believes might necessitate a material modification or suspension.

4.16.  Should the removal of one or more Series from a Variable Product(s) be desired by Nationwide for any reason, Nationwide shall bear the expenses incurred as a result of removing such Series.  Should the Fund remove one or more Series from a Variable Product(s) as a result of a Series-specific event, such as liquidation, dissolution, merger, or a similar transaction in which the Series shares will no longer be offered to Product Owners on other than a temporary basis, the Fund shall bear the expenses incurred as a result of removing such Series.  Should the removal of one or more Series from a Variable Product be mutually desired and agreed upon by the parties, the parties will equally share any actual postage expenses incurred as a result of removing such Series as an available investment option.  The parties agree to provide reasonable advance notice of their election to remove the Series.  The Fund acknowledges that Nationwide may need to seek the approval of the SEC under Section 26(c) of the 1940 Act for substitution of any Series.

4.17  For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any material constituting sales literature or advertising under the NASD rules, the 1940 Act or the 1933 Act.

ARTICLE V.  Voting of Fund Shares

5.1.  With respect to any matter put to vote by the holders of Fund shares or Series shares ("Voting Shares"), to the extent required by law (including the Exemptive Order referred to in Section 7.1 below) Nationwide shall:

(a) solicit voting instructions from Contract Owners to which Voting Shares are attributable;

(b) Nationwide shall distribute all proxy material furnished by the Fund (provided that such material is received by Nationwide or its designated agent at least ten Business Days prior to the date scheduled for mailing to Contract Owners);

(c) vote Voting Shares of each Series attributable to Contract Owners in accordance with instructions or proxies timely received from such Contract Owners;

(d) vote Voting Shares of each Series attributable to Contract Owners for which no instructions have been received in the same proportion as Voting Shares of such Series for which instructions have been timely received; and

(e) vote Voting Shares of each Series held by Nationwide on its own behalf or on behalf of the Account that are not attributable to Contract Owners in the same proportion as Voting Shares of such Series for which instructions have been timely received;

provided, however, that if the SEC changes its interpretations of voting privileges for variable contracts Nationwide may vote such shares in its own right.  Nationwide shall be responsible for assuring that voting privileges for the Account are calculated in a manner consistent with the provisions set forth above and with the manner employed by all other Participating Accounts.

5.2.  The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b).  Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE VI.  Compliance with Code

6.1.  The Fund shall comply with Section 817(h) of the Code, and all regulations issued thereunder and shall notify Nationwide immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

6.2.  The Fund shall maintain its qualification as a regulated investment company (under Subchapter M of the Code or any successor or similar provision), and shall notify Nationwide immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

6.3.  Nationwide shall maintain the treatment of the Contracts as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code and shall notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

ARTICLE VII.  Potential Conflicts

7.1.  The parties to this Agreement acknowledge that the Fund has obtained (or will obtain) an order of exemption from the SEC (the "Exemptive Order," File No. 812-9674) granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Fund shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and other Qualified Persons (as defined in Section 2.8).  The Fund hereby notifies Nationwide that Contracts' Prospectus disclosure regarding potential risks of such mixed and shared funding may be appropriate.

7.2.  The Fund Board shall monitor the existence of any material irreconcilable conflict between the interests of Product Owners.  The Fund Board shall promptly inform Nationwide if it determines that a material irreconcilable conflict exists and the implications thereof.

7.3.  (a)  Nationwide shall report any potential or existing conflicts promptly to the Fund Board, and in particular whenever Contract Owner voting instructions are disregarded, and recognizes that it shall be responsible for assisting the Fund Board in carrying out its responsibilities in connection with the Exemptive Order.  Nationwide agrees to carry out such responsibilities with a view only to the interests of Contract Owners.
        (b)  Nationwide shall at least annually submit to the Fund Board such reports, materials or data as the Fund Board may reasonably request so that the Fund Board and the Fund may fully carry out the obligations imposed upon them by the conditions of the Exemptive Order, and such reports, material and data shall be submitted more frequently if deemed appropriate by the Fund Board.

7.4.  If a majority of the Fund Board, or a majority of its directors who are not "interested persons" as defined in the 1940 Act ("Disinterested Directors"), determines that a material irreconcilable conflict exists with regard to Contract Owner investments in the Fund, the Fund Board shall give prompt notice to all Participating Insurance Companies.  If the Fund Board determines that Nationwide is responsible in full or in part for causing or creating said conflict, Nationwide (and other responsible Participating Insurance Companies) shall at no cost and expense to the Fund, and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take such action as is necessary to remedy or eliminate the irreconcilable material conflict.  Such necessary action may include, but shall not be limited to:

(a) Withdrawing the assets allocable to the Account from the Fund or any portfolio thereof and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contract Owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity Contract Owners, life insurance Contract Owners, or other Product Owners) that votes in favor of such segregation or offering to the affected Contract Owners the option of making such a change; and

(b) Establishing a new registered management investment company.

7.5.  If a material irreconcilable conflict arises as a result of a decision by Nationwide to disregard Contract Owner voting instructions and said decision represents a minority position or would preclude a majority vote by all Contract Owners having an interest in the Fund, Nationwide may be required, at the Fund Board's election, to withdraw the Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors.  Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Adviser and fund shall continue to accept and implement orders by Nationwide for the purchase (and redemption) of shares of the Fund (subject to Section 2.1 above).  No charge or penalty will be imposed as a result of such withdrawal.

7.6.  If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Nationwide conflicts with the majority of other state regulators, then Nationwide will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs Nationwide in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors.  Until the end of the foregoing six month period, the Adviser and Fund shall continue to accept and implement orders by Nationwide for the purchase (and redemption) of shares of the Fund (subject to Section 2.1 above).

7.7.  For purposes of this Article, a majority of the Disinterested Directors shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event shall the Fund be required to bear the expense of establishing a new funding medium for any Contract.  Nationwide shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract Owners materially adversely affected by the irreconcilable material conflict.  In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then Nationwide will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs Nationwide in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.

7.8.  If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provisions of the 1940 Act or the rules promulgated thereunder with respect to mixed and shared funding on terms and conditions materially different from those contained in the Exemptive Order, then (a) the Fund and/or Nationwide, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, or Rule 6e-3, as adopted, as applicable, to the extent such rules are applicable, and (b) Sections 7.2 through 7.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

7.9  In the event Nationwide, in its sole discretion exercised reasonably and in good faith, determines that implementation or administration of the modifications (including, but not limited to, limited termination/withdrawal or segregation of assets of a particular group) as required by the Fund to cure the material irreconcilable conflict in the manner described in Sections 7.4, 7.5, 7.6 and/or 7.7, will be impracticable, unduly costly, or otherwise unduly burdensome, Nationwide reserves the right to implement a complete substitution of shares of the Fund or a Series of the Fund as provided for in Section 2.7(a) or terminate this Agreement as provided for in Section 10.3 instead.

ARTICLE VIII.  Indemnification

8.1.  Indemnification by Nationwide.  Nationwide shall indemnify and hold harmless the Fund, the Adviser and each person who controls the Fund or the Adviser within the meaning of such terms under the 1940 Act (but not any Participating Insurance Companies or Qualified Plans) and any officer, trustee, director, employee, agent, affiliated persons, or subsidiary of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid with the written consent of Nationwide in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities are related to the sale or acquisition of the Fund's shares or the Contracts, and:

(a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Contracts Registration Statement, Contracts Prospectus, sales literature or other promotional material for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or such alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to Nationwide by or on behalf of the Fund or Adviser for use in the Contracts Registration Statement, Contracts Prospectus or in the Contracts or sales literature or promotional material for the Contracts (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or the Adviser by or on behalf of Nationwide; or

(c) arise out of or are based upon any wrongful conduct of Nationwide or persons under its control (or subject to its authorization) with respect to the sale or distribution of the Contracts or Fund shares; or

(d) arise as a result of any failure by Nationwide to provide the services and furnish the materials or to make any payments as required under this Agreement; or

(e) arise out of any material breach by Nationwide of this Agreement.

This indemnification will be in addition to any liability that Nationwide may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

8.2.  Indemnification by the Fund.  The Fund shall indemnify and hold harmless Nationwide and each person who controls Nationwide within the meaning of such terms under the 1940 Act and any officer, director, employee, agent affiliated persons, or subsidiary of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid with the written consent of the Fund in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities are related to the sale or acquisition of the Fund's shares or the Contracts and:

 (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of Nationwide for use in the Fund Registration Statement, Fund Prospectus or sales literature or promotional material for the Fund (or any amendment or supplement to any of the foregoing); or

(b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by or on behalf of the Fund to Nationwide; or

(c) arise out of or are based upon wrongful conduct of the Fund or persons under its control (or subject to its authorization) with respect to the sale of Fund shares; or

(d) arise as a result of any failure by the Fund to provide the services and furnish the materials required under the terms of this Agreement; or

(e) arise out of any material breach by the Fund of this Agreement (including any breach of Article VI of this Agreement).

This indemnification will be in addition to any liability that the Fund may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

8.3.  Indemnification by the Adviser.  The Adviser shall indemnify and hold harmless Nationwide and each person who controls Nationwide within the meaning of such term under the 1940 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal an other expenses reasonably incurred in connection with, and any amounts paid with the written consent of the Adviser in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities are related to the sale or acquisition of the Fund's shares or the Contract and:

(a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of Nationwide to the Fund or the Adviser for use in the Fund Registration Statement, Fund Prospectus or sales literature or promotional material for the Fund (or any amendment or supplement to any of the foregoing); or

(b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by or on behalf of the Adviser to Nationwide; or

(c) arise out of or are based upon wrongful conduct of the Fund or the Adviser with respect to the sale of Fund shares; or

(d) arise as a result of any failure by the Fund or the Adviser to provide the services and furnish the materials required under the terms of this Agreement; or

(e) arise out of any material breach by the Fund or the Adviser of this Agreement (including any breach of Article VI of this Agreement).

This indemnification will be in addition to any liability that the Adviser may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

8.4.  Indemnification Procedures.  Promptly after receipt by a party entitled to indemnification ("indemnified party") under this Article VIII of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Article VIII ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Article VIII, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice.  The indemnifying party will be entitled to participate in any such action and, to the extent that it may wish to, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  If the indemnifying party assumes the defense of any such action, the indemnifying party shall not, without the prior written consent of the indemnified parties in such action, settle or compromise the liability of the indemnified parties in such action, or permit a default or consent to the entry of any judgment in respect thereof  unless in connection with such settlement, compromise or consent, each indemnified party receives from such claimant an unconditional release from all liability in respect of such claim.

Upon the request of the indemnified party, the indemnifying party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may reasonably designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel and to participate in the defense of such proceeding, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment against the indemnified party, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII.  The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX.  Applicable Law

9.1.  This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland, without giving effect to the principles of conflicts of law.

9.2.  This Agreement shall be subject to the provisions of the 1933 Act, 1940 Act and Securities Exchange Act of 1934, as amended, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.

ARTICLE X.  Termination

10.1  This Agreement shall not terminate until the Fund is dissolved, liquidated, or merged into another entity, or, as to any Series of the Fund, the Account no longer invests in that Series.  However, certain obligations of, or restrictions on, the parties to this Agreement may terminate as provided in Sections 10.2 and 10.3, and Nationwide may be required to redeem shares pursuant to Section 10.4 or in the circumstances contemplated by Article VII.

10.2.  Termination of the Fund's Obligation to Sell.  The obligation of the Fund to sell shares to Nationwide pursuant to Article II of this Agreement shall terminate at the option of the Fund upon notice to Nationwide as provided below:

(a) the Fund Board has terminated the offering of Fund shares or Series shares pursuant to Section 2.1 of this Agreement.  Reasonable advance notice of election to liquidate shall be provided to Nationwide in order to permit the substitution of Fund shares, if necessary, with shares of another investment company pursuant to the 1940 Act and other applicable securities regulations; or

(b) upon institution of formal proceedings against Nationwide by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding Nationwide's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of Fund shares, or an expected or anticipated ruling, judgment or outcome which would, in the Fund's reasonable judgment, materially impair Nationwide's ability to meet and perform Nationwide's obligations and duties hereunder; or

(c) in the event any of the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law; or

(d) if the Fund or the Adviser, respectively, shall determine, in their sole judgment exercised in good faith, that either (1) Nationwide shall have suffered a material adverse change in its business or financial condition since the date of this Agreement or (2) Nationwide shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Fund or the Adviser; or

(e) upon Nationwide's transfer of any Contract or Account to another insurance company pursuant to an assumption reinsurance agreement, unless the Fund consents thereto, such consent not to be unreasonably withheld; or

(f) upon termination pursuant to Section 10.1 or notice from Nationwide pursuant to

Section 10.3.

Termination of the Fund's obligation shall take effect immediately upon the giving of such notice upon the occurrence of an event described in clauses (b) or (c) above, and 10 (ten) days after the giving of such notice in all other cases.  In exercising its option to terminate its obligation to sell shares to Nationwide, the Fund will continue to make Fund shares available to the extent necessary to permit owners of Contracts in effect on the effective date of such termination (hereinafter referred to as "Existing Contracts") to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts, unless the Existing Contracts are the basis for the termination.  In that case, the Fund may nonetheless elect to continue to make Fund shares available for Existing Contracts and if it so elects, shall promptly notify Nationwide whether the Fund is electing to make Fund shares available after termination.
10.3.  As to Nationwide.  The restrictions on Nationwide under Section 2.7(a) of this Agreement shall terminate at the option of Nationwide upon 10 days notice to the Fund:

(a)  if shares of any Series are not reasonably available to meet the requirements of the Contracts as determined by Nationwide, and the Fund, after receiving written notice from Nationwide of such non-availability, fails to make available a sufficient number of Fund shares to meet the requirements of the Contracts within 10 days after receipt thereof; or

(b) upon institution of formal proceedings against the Fund by the NASD, the SEC or any state securities or insurance commission or any other regulatory body; or

(c)  if the Fund ceases to qualify as a regulated investment company under Subchapter M of the Code, or under any successor or similar provision, or if Nationwide reasonably believes the Fund may fail to so qualify, and the Fund, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure; or

(d)  if the Fund fails to meet the diversification requirements specified in Section 817(h) of the Code and any regulations thereunder, and the Fund, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure; or

(e)  if the Fund informs Nationwide pursuant to Section 4.5 that the Fund will not comply with investment restrictions as requested by Nationwide, and the Fund and Nationwide are unable to agree upon any reasonable alternative accommodations; or

(f)  upon receipt by Nationwide of any necessary regulatory approvals and the vote of the Contract Owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media.  Nationwide will give 30 days’ prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares; or

(g) upon a material breach of any provision of this Agreement by either the Fund or the Adviser; or

(h) a determination is made pursuant to Section 7.9.

10.4.  Nationwide Required to Redeem.  The parties understand and acknowledge that it is essential for compliance with Section 817(h) of the Code that the Contracts qualify as annuity contracts or life insurance policies, as applicable, under the Code.  Accordingly, if any of the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that any such Contracts may fail to so qualify, the Fund shall have the right to require Nationwide to redeem Shares attributable to such Contracts upon ten (10) days written notice to Nationwide and Nationwide shall so redeem such Shares in order to ensure that the Fund complies with the provisions of Section 817(h) of the Code applicable to ownership of Fund Shares.  Notice to Nationwide shall specify the period of time Nationwide has to redeem the Shares or to make other arrangements satisfactory to the Fund and its counsel, such period of time to be determined with reference to the requirements of Section 817(h) of the Code.  In addition, Nationwide may be required to redeem Shares pursuant to action taken or request made by the Fund Board in accordance with an order of the SEC as described in Article VII, or other SEC rule, regulation or order that may be adopted after the date hereof.  Nationwide agrees to redeem Shares in such circumstances and to comply with applicable terms and provisions.

ARTICLE XI.  Applicability to New Accounts and New Contracts

The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect, as appropriate, changes in or relating to the Contracts, or Series or funding vehicles thereof, additions of new classes of Contracts to be issued by Nationwide and separate accounts therefor investing in the Fund.  The provisions of this Agreement shall be equally applicable to each such class of Contracts, Series and Accounts, effective as of the date of amendment of such Schedule, unless the context otherwise requires.

ARTICLE XII.  Notice, Request or Consent

Any notice, request or consent to be provided pursuant to this Agreement is to be made in writing and shall be given:

If to the Fund:

M Fund, Inc.
 M Financial Plaza
1125 NW Couch Street, Suite 900
Portland, Oregon  97209
Attn:  President

If to the Adviser:

M Financial Investment Advisers, Inc.
 M Financial Plaza
1125 NW Couch Street, Suite 900
Portland, Oregon  97209
Attn:  President

If to Nationwide:
Nationwide Financial Services, Inc.
One Nationwide Plaza 1-09-V3
Columbus, Ohio 43215
Attention:  Associate General Counsel
Fax Number:  614-249-2112

With a Copy to:
Nationwide Financial
One Nationwide Plaza, 1-12-04
Columbus, Ohio 43215
Attention: Product Officer - Investment and Advisory Services

or at such other address as such party may from time to time specify in writing to the other party.  Each such notice, request or consent to a party shall be sent by registered or certified United States mail with return receipt requested, by overnight delivery with a nationally recognized courier or by electronically transmitted facsimile, and shall be effective upon receipt or three days after mailing.
ARTICLE XIII.  Miscellaneous

13.1.  Entire Agreement.  This Agreement, together with all contemporaneous exhibits, sets forth the entire understanding of the parties with respect to the subject matter of this Agreement and supercedes any and all prior discussions, representations, and understandings, whether written or oral, between the parties related to the subject of this Agreement.

13.2.  Headings.  The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.3.  Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Delivery of an executed signature page to this Agreement by facsimile transmission or in portable document format (pdf) shall be as effective as delivery of a manually signed counterpart hereof.

13.4.  Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.5.  Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties may be assigned by any party without the written consent of the other parties or as expressly contemplated by this Agreement.

13.6.  Waiver of Agreement.  No term or provision of this Agreement may be waived or modified unless done so in writing and signed by the party against whom such waiver or modification is sought to be enforced.  Either party’s failure to insist at any time on strict compliance with this Agreement or with any of the terms under this Agreement or any continued course of such conduct on its part will in no event constitute or be considered a waiver by such party of any of its rights or privileges.

13.7.  Survivability.  Article III "Representations," Section 13.10 "Privacy and Confidentiality," Section 13.13 "Trademarks" and Article VIII "Indemnification," hereof shall survive termination of this Agreement.  In addition, all provisions of this Agreement shall survive termination of this Agreement with regard to amounts invested in the Fund by any Accounts prior to the date termination becomes effective that remain invested after the date of termination; provided that no new Fund shares or Series shares shall be made available for purchase by Nationwide on its own behalf or on behalf of the Accounts after the date this Agreement terminates.

13.8.  Non-exclusivity.  Each of the parties acknowledges and agrees that this Agreement and the arrangements described in this Agreement are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

13.9. Privacy and Confidentiality.

(a) For purposes of this Section 3.10, “Customer Information” means non-public personally identifiable information as defined in the Gramm-Leach-Bliley Act and the rules and regulations promulgated thereunder, and each party agrees not to use, disclose or distribute to others any such information except as necessary to perform the terms of this Agreement and each party agrees to comply with all applicable provisions of the Gramm-Leach-Bliley Act.

(b) For purposes of this Section 13.9 and Section 13.10, “Confidential Information” means any data or information regarding proprietary or confidential information concerning each of the parties.  Confidential Information does not include information that (i) was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of the receiving party or by no violation of this Agreement; (ii) was lawfully received by the receiving party from a third party free of any obligation of confidence of such third party; (iii) was already in the possession of the receiving party prior to receipt thereof directly or indirectly from the disclosing party; (iv) is required to be disclosed pursuant to applicable laws, regulatory or legal process, subpoena or court order; or, (v) is subsequently and independently developed by employees, consultants or agents of the receiving party without reference to or use of the Confidential Information disclosed under this Agreement.

(c) Each of the parties warrants to the other that it shall not disclose to any person any Confidential Information or Customer Information that it may acquire in the performance of this Agreement; nor shall it use such Confidential Information or Customer Information for any purposes other than to fulfill its contractual obligations under this Agreement and it will maintain the other party’s Customer Information and Confidential Information with reasonable care, which shall not be less than the degree of care it would use for its own Customer Information and Confidential Information.

13.10.  Security.  Each party will maintain and enforce safety and physical security procedures with respect to its access and maintenance of Confidential Information (in electronic and paper format) that are in accordance with reasonable policies in these regards, and provide reasonably appropriate safeguards against accidental or unlawful destruction, loss, alteration or unauthorized disclosure or access of Confidential Information under this Agreement.

13.11  Anti-Money Laundering.  Nationwide agrees that companies listed in Exhibit A will comply with the USA PATRIOT Act as applicable and effective.  Further, the Fund agrees that it will comply with the USA PATRIOT Act as applicable and effective.

13.12.  Partnerships/Joint Ventures.  Nothing in this Agreement shall be deemed to create a partnership or joint venture by and among the parties hereto.

13.13  Trademarks.  Except to the extent required by applicable law, no party shall use any other party's names, logos, trademarks or service marks, whether registered or unregistered (collectively the “Trademarks”), without the prior consent of such party; provided that either party may use, without the other party’s prior consent, such other party’s Trademarks for internal business purposes, including product information and comparison documents, training materials and internal use reports for either party’s directors, management and employees.

13.14.  Force Majeure.  No party to this Agreement will be responsible for delays resulting from acts beyond the reasonable control of such party, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance hereunder as soon as practicable as soon as such causes are avoided, rectified or removed.

13.15.  Amendments to this Agreement.  This Agreement may not be amended or modified except by a written amendment, which includes any amendments to the Exhibits, executed by all parties to the Agreement.

13.16.  Remedies.  The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.17.                      Customer Identification.  The parties acknowledge that Federal law requires that the Fund obtain, verify and record information that identifies each person who opens an account with the Fund, including Nationwide on behalf of each Account.  In connection with the opening of an account with the Fund, the Fund will request certain identifying information, including, but not limited to (1) the name of the account owner, (2) the address of the account owner’s principal place of business, and (3) the account owner’s Taxpayer Identification Number (TIN).

[Signature Page Follows.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.

NATIONWIDE FINANCIAL SERVICES, INC.
(Company)
Date: May 17, 2007	By: _____________________________________
Name: Karen Colvin
Title: Attorney-in-Fact

M FUND, INC.
(Fund)
Date: [5-18-07]	By: _____________________________________
Name: Gerald Graves
Title: President

M FINANCIAL INVESTMENT ADVISERS, INC.
(Adviser)
Date: [5-18-07]	By: _____________________________________
Name: Gerald Graves
Title: President

Exhibit A

Subsidiary Life Insurance Companies

Name	State of Incorporation
Nationwide Life Insurance Company	Ohio
Nationwide Life and Annuity Insurance Company	Ohio
Nationwide Life Insurance Company of America	Pennsylvania
Nationwide Life and Annuity Company of America	Delaware

EXHIBIT B

FUND/SERV PROCESSING PROCEDURES
AND
MANUAL PROCESSING PROCEDURES

The purchase, redemption and settlement of Fund shares will normally follow the Fund/SERV-Defined Contribution Clearance and Settlement Service (“DCCS”) Processing Procedures below and the rules and procedures of the SCC Division of the National Securities Clearing Corporation (“NSCC”) shall govern the purchase, redemption and settlement of Fund shares through NSCC by Nationwide.  In the event of equipment failure or technical malfunctions or the parties’ inability to otherwise perform transactions pursuant to the FUND/SERV Processing Procedures, or the parties’ mutual consent to use manual processing, the Manual Processing Procedures below will apply.

It is understood and agreed that, in the context of Section 22 of the Investment Company Act of 1940 (the “1940 Act”) and the rules and public interpretations thereunder by the staff of the Securities and Exchange Commission (SEC Staff), receipt by Nationwide of any Instructions from the Product Owner prior to the Close of Trade on any Business Day shall be deemed to be receipt by the Funds of such Instructions solely for pricing purposes and shall cause purchases and sales to be deemed to occur at the Share Price for such Business Day, except as provided in 4(c) of  the Manual Processing Procedures. Each Instruction shall be deemed to be accompanied by a representation by Nationwide that it has received proper authorization from each Product Owner whose purchase, redemption, account transfer or exchange transaction is effected as a result of such Instruction.

Fund/SERV-DCCS Processing Procedures

1.
On each business day that the New York Stock Exchange (the “Exchange”) is open for business on which the Fund determines net asset values ("Business Day"), the Fund shall accept, and effect changes in its records upon receipt of purchase, redemption, exchanges, account transfers and registration instructions from Nationwide electronically through Fund/SERV ("Instructions”) without supporting documentation from the Product Owner.  On each Business Day, the Fund shall accept for processing any Instructions from Nationwide and shall process such Instructions in a timely manner.

2.
Fund shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC.  The Fund shall conduct each of the foregoing activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC Fund/SERV-DCCS rules and procedures relating to Fund/SERV; (b) the then-current Prospectus of a Fund; and (c) any provision relating to Fund/SERV in any other agreement of the Fund that would affect its duties and obligations pursuant to this Agreement.

3.	Confirmed trades and any other information provided by the Fund to Nationwide through Fund/SERV and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC.

4.
Trade information provided by Nationwide to the Fund through Fund/SERV and pursuant to this Agreement shall be accurate, complete and, in the format prescribed by the NSCC.  All Instructions by Nationwide regarding each Fund/SERV Account shall be true and correct and will have been duly authorized by the registered holder.

5.
For each Fund/SERV transaction, Nationwide shall provide the Fund with all information necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information), which Nationwide hereby certifies is and shall remain true and correct.  Nationwide shall maintain documents required by the Fund to effect Fund/SERV transactions.  Nationwide certifies that all Instructions delivered to the Fund on any Business Day shall have been received by Nationwide from the Product Owner by the close of trading (generally 4:00 p.m. Eastern Time (“ET”)) on the Exchange (the "Close of Trading") on such Business Day and that any Instructions received by it after the Close of Trading on any given Business Day will be transmitted to the Fund on the next Business Day.

Manual Processing Procedures

1.
On each Business Day, Nationwide may receive Instructions from the Product Owner for the purchase or redemption of shares of Fund shares based solely upon receipt of such Instructions prior to the Close of Trading on that Business Day.  Instructions in good order received by Nationwide prior to the close of trading on any given Business Day (generally, 4:00 p.m. ET (the “Trade Date”) and transmitted to the Fund by no later than 9:30 a.m. ET the Business Day following the Trade Date (“Trade Date plus One” or “T+1”), will be executed at the NAV (“Share Price”) of each applicable Fund, determined as of the Close of Trading on the Trade Date.

2.
By no later than 6:00 p.m. ET on each Trade Date (“Price Communication Time”), the Fund will use its best efforts to communicate to Nationwide via electronic transmission acceptable to both parties, the Share Price of each applicable Fund and/or Series, as well as dividend and capital gain information and, in the case of funds that credit a daily dividend, the daily accrual or interest rate factor, determined at the Close of Trading on that Trade Date.

3.
As noted in Paragraph 1 above, by 9:30 a.m. ET on T+1 (“Instruction Cutoff Time”) and after Nationwide has processed all approved transactions, Nationwide will transmit to the Fund via facsimile, telefax or electronic transmission or system-to-system, or by a method acceptable to Nationwide and the Fund, a report (the “Instruction Report”) detailing the Instructions that were received by Nationwide prior to the Fund's daily determination of Share Price for each Fund and/or Series (i.e., the Close of Trading) on Trade Date.

(a)
It is understood by the parties that all Instructions from the Product Owner shall be received and processed by Nationwide in accordance with its standard transaction processing procedures.  Nationwide or its designees shall maintain records sufficient to identify the date and time of receipt of all Product Owner transactions involving the Fund and shall make or cause to be made such records available upon reasonable request for examination by the Fund or its designated representative or, by appropriate governmental authorities.  Under no circumstances shall Nationwide change, alter or modify any Instructions received by it in good order.

(b)	Following the completion of the transmission of any Instructions by Nationwide to the Fund by the Instruction Cutoff Time, Nationwide will verify that the Instruction was received by the Fund.

(c)
In the event that an Instruction transmitted by Nationwide on any Business Day is not received by the Fund by the Instruction Cutoff Time, due to mechanical difficulties or for any other reason beyond Nationwide’s reasonable control, such Instruction shall nonetheless be treated by the Fund as if it had been received by the Instruction Cutoff Time, provided that Nationwide retransmits such Instruction by facsimile transmission to the Fund and such Instruction is received by the Fund’s financial control representative no later than 9:30 a.m. ET on T+1.  In addition, Nationwide will use its best efforts to place a phone call to a financial control representative of the Fund prior to 12:00 p.m. noon ET on T+1 to advise the Fund that a facsimile transmission concerning the Instruction is being sent.

(d)	With respect to all Instructions, the Fund’s financial control representative will manually adjust the Fund’s records for the Trade Date to reflect any Instructions sent by Nationwide.

(e)
By no later than 4:00 p.m. on T+1, and based on the information transmitted to the Fund pursuant to Paragraph 3(c) above, Nationwide will use its best efforts to verify that all Instructions provided to the Fund on T+1 were accurately received and that the trades for each Account were accurately completed and Nationwide will use its best efforts to notify Fund of any discrepancies.

4.
As set forth below, upon the timely receipt from Nationwide of the Instructions, the Fund will execute the purchase or redemption transactions (as the case may be) at the Share Price for each Fund and/or Series computed as of the Close of Trading on the Trade Date.

(a)
Except as otherwise provided herein, all purchase and redemption transactions will settle on T+1.  Settlements will be through net Federal Wire transfers to an account designated by the Fund.  In the case of Instructions which constitute a net purchase order, settlement shall occur by Nationwide initiating a wire transfer by 1:00 p.m. ET on T+1 to the custodian for the Fund for receipt by the Fund's custodian by no later than the Close of Business at the New York Federal Reserve Bank on T+1, causing the remittance of the requisite funds to the Fund to cover such net purchase order.  In the case of Instructions which constitute a net redemption order, settlement shall occur by the Fund causing the remittance of the requisite funds to cover such net redemption order by Federal Funds Wire by 1:00 p.m. ET on T+1, provided that the Fund reserves the right to (i) delay settlement of redemptions for up to seven (7) Business Days after receiving a net redemption order in accordance with Section 22 of the 1940 Act and Rule 22c-1 thereunder, or (ii) suspend redemptions pursuant to the 1940 Act or as otherwise required by law.  Settlements shall be in U.S. dollars.

(b)
Nationwide (and its Accounts) shall be designated as record owner of each account (“Record Owner”) and Fund shall provide Nationwide with all written confirmations required under federal and state securities laws.

(c)
On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Instructions.  Instructions will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open.  The original T+1 Settlement Date will not apply.  Rather, for purposes of this Paragraph 4(c) only, the Settlement Date will be the date on which the Instruction settles.

(d)
Nationwide shall, upon receipt of any confirmation or statement concerning the accounts, verify the accuracy of the information contained therein against the information contained in Nationwide’s internal record-keeping system and shall promptly advise the Fund in writing of any discrepancies between such information.  The Fund and Nationwide shall cooperate to resolve any such discrepancies as soon as reasonably practicable.

Adjustments

In the event of any error or delay with respect to both the Fund/SERV Processing Procedures and the Manual Processing Procedures outlined in Exhibit B herein:  (i) which is caused by the Fund, the Fund shall make any adjustments on the Funds’ accounting system necessary to correct such error or delay and the responsible party or parties shall reimburse the Product Owner and Nationwide, as appropriate, for any losses or reasonable costs incurred directly as a result of the error or delay but specifically excluding any and all consequential punitive or other indirect damages or (ii) which is caused by Nationwide,  the Fund shall make any adjustment on the Funds’ accounting system necessary to correct such error or delay and the affected party or parties shall be reimbursed by Nationwide for any losses or reasonable costs incurred directly as a result of the error or delay, but specifically excluding any and all consequential punitive or other indirect damages.  In the event of any such adjustments on the Fund's accounting system, Nationwide shall make the corresponding adjustments on its internal record-keeping system.  In the event that errors or delays with respect to the Procedures are contributed to by more than one party hereto and the proportionate amount of the loss or cost attributable to such errors or delays can be specifically allocated between the parties based on available information related to the error or delay, each party shall be responsible for that portion of the loss or reasonable cost which results from its error or delay.   If the amount of loss or cost cannot be specifically allocated between the parties, the parties will negotiate in good faith to determine an equitable apportionment of loss or cost.  All parties agree to provide the other parties prompt notice of any errors or delays of the type referred to herein and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any such costs or losses.

Schedule 1

Accounts of Nationwide
Investing in the Fund

Effective as of the date the Agreement was executed, the following separate accounts of Nationwide are subject to the Agreement:

Name of Account and Subaccounts	Date Established by Board of Directors of Nationwide	SEC 1940 Act Registration Number (if applicable)	Type of Product Supported by Account
Nationwide VL Separate Account-G	August 24, 2004	811-21697	Variable Life Insurance
Nationwide VLI Separate Account-7	August 24, 2004	811-21610	Variable Life Insurance
Natiowide Private Placement Separate Account	December 13, 2000	N/A exempt	Variable Life Insurance
Nationwide VLI Separate Account -4	December 3, 1987	811-8301	Variable Life Insurance

Effective as of _______________________, the following separate accounts of Nationwide are hereby added to this Schedule 1 and made subject to the Agreement:

Name of Account and Subaccounts	Date Established by Board of Directors of Nationwide	SEC 1940 Act Registration Number (if applicable)	Type of Product Supported by Account
811-
811-
811-

IN WITNESS WHEREOF, the Fund, the Adviser, and Nationwide hereby amend this Schedule 1 in accordance with Article XI of the Agreement.

M FUND, INC.                                                                               NATIONWIDE FINANCIAL SERVICES, INC.

By: ____________________________________              By: ___________________________________
Name: Gerald Graves                                                                    Name:
Title:   President                                                                           Title:

M FINANCIAL INVESTMENT ADVISERS, INC.

By: ____________________________________
Name: Gerald Graves
Title:   President

Schedule 2

Classes of Contracts
Supported by Separate Accounts
Listed on Schedule 1

Effective as of the date the Agreement was executed, the following classes of Contracts are subject to the Agreement:

Policy Marketing Name	SEC 1933 Act Registration Number (if applicable)	Name of Supporting Account	Annuity or Life
Nationwide MarathonSM VUL	333-140608	Nationwide VL Separate Account-G	Life
Nationwide MarathonSM VUL	333-140606	Nationwide VLI Separate Account-7	Life
N/A – private placement	N/A exempt	Nationwide Private Placement Separate Account	Life
TBD (CVUL)	333-137202	Nationwide VLI Separate Account -4	Life

Effective as of _______________________, the following classes of Contracts are hereby added to this Schedule 2 and made subject to the Agreement:

Policy Marketing Name	SEC 1933 Act Registration Number (if applicable)	Name of Supporting Account	Annuity or Life
33-
33-
33-

IN WITNESS WHEREOF, the Fund, the Adviser, and Nationwide hereby amend this Schedule 2 in accordance with Article XI of the Agreement.

M FUND, INC.                                                                               NATIONWIDE FINANCIAL SERVICES, INC.

By: ____________________________________              By: ___________________________________
Name: Gerald Graves                                                                    Name:
Title:   President                                                                           Title:

M FINANCIAL INVESTMENT ADVISERS, INC.

By:  ___________________________________
Name:  Gerald Graves
Title:    President

Schedule 3

Fund Series and Other Funding
Vehicles Available Under
Each Class of Contracts

Effective as of the date the Agreement was executed, the following Fund Series and other Funding Vehicles are available under the Contracts:

Contract Marketing Name	Fund Series	Other Funding Vehicles
MagnaStar	Brandes International Equity Fund	None
MagnaStar	Turner Core Growth Fund	None
MagnaStar	Frontier Capital Appreciation Fund	None
MagnaStar	Business Opportunity Value Fund	None

Effective as of _______________________, this Schedule 3 is hereby amended to reflect the following changes in Fund Series and other funding vehicles:

Contract Marketing Name	Fund Series	Other Funding Vehicles

IN WITNESS WHEREOF, the Fund, the Adviser, and Nationwide hereby amend this Schedule 3 in accordance with Article XI of the Agreement.

M FUND, INC.                                                                               NATIONWIDE FINANCIAL SERVICES, INC.

By: ____________________________________              By: ___________________________________
Name: Gerald Graves                                                                    Name:
Title:   President                                                                           Title:

M FINANCIAL INVESTMENT ADVISERS, INC.

By: ___________________________________
Name:  Gerald Graves
Title:    President

Schedule 4

Investment Restrictions
Applicable to the Fund

Effective as of the date the Agreement was executed, the following investment restrictions are applicable to the Fund:

[________________ foreign diversification guidelines]
[________________ borrowing limits]

Effective as of ___________________, this Schedule 4 is hereby amended to reflect the following changes:

IN WITNESS WHEREOF, the Fund, the Adviser, and Nationwide hereby amend this Schedule 4 in accordance with Article XI of the Agreement.

M FUND, INC.	INSURANCE COMPANY

By: __________________________________	By: __________________________________
Name: Gerald Graves	Name:
Title: President	Title:

M FINANCIAL INVESTMENT ADVISERS, INC.

By: ____________________________________
Name: Gerald Graves
Title: President